UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

(a) Execution of Stock Purchase Agreement. On November 19, 2013, Visant Corporation (“Visant”) and its subsidiary, Jostens, Inc. (“Jostens”), announced the execution of a Stock Purchase Agreement by and among Jostens, American Achievement Group Holding Corp., (“American Achievement”), Visant (solely with respect to certain provisions thereof), each holder of outstanding equity interests of American Achievement and American Achievement Holdings LLC, in its capacity as Sellers’ Representative (the “Stock Purchase Agreement”). Visant has guaranteed the payment and full performance of all obligations of Jostens under the Stock Purchase Agreement.

The transaction is subject to customary closing conditions and regulatory review.

Pursuant to the Stock Purchase Agreement, at closing Jostens will acquire all of the outstanding equity interests in American Achievement for a total transaction value of $486 million, including the repayment of approximately $385 million of indebtedness and related breakage costs and the satisfaction of transaction fees and expenses and amounts earned on a change in control by American Achievement management. At closing the holders of American Achievement’s common stock, common stock warrants and preferred stock (collectively, the “Equity”) will receive payment in kind discount notes from Visant that will be payable to the holders of the Equity upon the later of the date that is 15 months from the closing under the Stock Purchase Agreement or December 22, 2015.

The transaction will be financed with additional secured and unsecured borrowings by Visant, totaling up to $310 million principal amount of available borrowings, in addition to cash on hand and revolver borrowings.

The combined revenues of the Jostens and American Achievement businesses are approximately $1 billion based on the trailing twelve month period ended September 30, 2013. Visant anticipates that the combined business will realize operational synergies of between $35 and $40 million, over half of which are expected to be realized in the first 18 months following closing.

A copy of the joint press release by Visant, Jostens and American Achievement announcing the entry into the Stock Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference (the “Press Release”). The Press Release should be read in conjunction with the note regarding forward-looking statements which is included in the text of the Press Release.

(b) Appointment of Jostens CEO. Visant also announced on November 19, 2013 that the Board of Directors of Jostens has appointed Charles W. Mooty to the position of Chief Executive Officer and President of Jostens, effective January 1, 2014. A copy of the press release announcing the appointment of Mr. Mooty is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

99.1	Press release, dated November 19, 2013.

99.2	Press release, dated November 19, 2013.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This report contains “forward-looking statements”, including, without limitation, statements concerning expectations regarding the proposed transaction, including estimated synergies, operations, performance and financial condition. Forward-looking statements are not historical facts, but rather predictions and generally can be identified by use of statements that include such words as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions that are intended to identify forward-looking statements and information. These forward-looking statements are based on estimates and assumptions by management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. Actual results may differ materially from current expectations depending upon a number of factors affecting the businesses and risks associated with the successful execution and integration of the proposed transaction and the performance of the combined business following such transaction. These factors include, without limitation, successful completion of the proposed transaction in the time period anticipated or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, the ability to implement plans for integration and the ability to realize the anticipated synergies resulting from the proposed transaction and the costs related to achieving such synergies, the receipt of regulatory approvals, and those identified under “Risk Factors” in Visant’s Annual Report on Form 10-K for the year ended December 29, 2012, in addition to those discussed in Visant’s quarterly reports on Form 10-Q.

We caution you not to place undue reliance on these forward-looking statements, and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date they are made, are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements in light of new information, future events or otherwise, except as required by law. Comparisons of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: November 19, 2013	/s/ Paul B. Carousso
Paul B. Carousso
Senior Vice President, Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Exhibit

99.1	Press release, dated November 19, 2013.

99.2	Press release, dated November 19, 2013.